AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 23, 2000
                                                      REGISTRATION NO. 333-36216
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                               AMENDMENT NO. 1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            KRAUSE'S FURNITURE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                              5710                            77-0310773
(State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
incorporation or organization)        Classification Code Number)            Identification No.)


                                   ----------

                             200 NORTH BERRY STREET
                           BREA, CALIFORNIA 92821-3903
                                 (714) 990-3100
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                   ----------

                                PHILIP M. HAWLEY
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            KRAUSE'S FURNITURE, INC.
                             200 NORTH BERRY STREET
                           BREA, CALIFORNIA 92821-3903
                                 (714) 990-3100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                   COPIES OF ALL COMMUNICATIONS TO BE SENT TO:

                                   ----------

         JUDITH OLSON LASKER, ESQ.                    RENA L. O'MALLEY, ESQ.
         KRAUSE'S FURNITURE, INC.                   CHARLES S. KAUFMAN, ESQ.
          200 NORTH BERRY STREET                     MORRISON & FOERSTER LLP
       BREA, CALIFORNIA 92821-3903                    555 WEST FIFTH STREET
             (714) 990-3100                   LOS ANGELES, CALIFORNIA 90013-1024
                                                          (213) 892-5200

                                   ----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   ----------


                                                   CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                                  PROPOSED MAXIMUM   PROPOSED MAXIMUM
                                                                  OFFERING PRICE        AGGREGATE         AMOUNT OF
           TITLE OF EACH CLASS OF               AMOUNT TO BE           PER               OFFERING        REGISTRATION
       SECURITIES TO BE REGISTERED(1)            REGISTERED           SHARE               PRICE              FEE
---------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001 per share,     4,318,181 shares     $2.0625           $8,906,248.31(2)    $2,351.25(3)
issuable on conversion of the Series A
Convertible Preferred Stock
=====================================================================================================================



(1) This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the registrant's Common Stock, as quoted on the American Stock Exchange on May 1, 2000.


(3)     Of which $2,326 has been previously paid.


================================================================================

PROSPECTUS


                                4,318,181 SHARES
                                     [LOGO]
                            KRAUSE'S FURNITURE, INC.
                     UP TO 4,318,181 SHARES OF COMMON STOCK


                                   ----------

       This prospectus is being used in connection with offerings from time to time by some of our stockholders. The selling stockholders collectively own the following stock being registered here:


        - 4,318,181 shares of common stock issuable on conversion of the Series A Convertible Preferred Stock currently held by the Selling Stockholders.

       Our common stock is quoted on the American Stock Exchange under the symbol "KFI." The last reported sale price of the common stock on the American Stock Exchange on May 22, 2000 was $1.375 per share.


       You should read this prospectus and any prospectus supplements carefully before you decide to invest.


       INVESTING IN THE COMMON STOCK INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.


       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

       All of the Stock sold under this prospectus will be sold for the account of stockholders. We will receive no proceeds from the sale.

                                   ----------

      The selling stockholders from time to time may offer and sell the shares they hold through agents or broker-dealers, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. The selling stockholders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents.

      The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Any commissions paid or any discounts or concessions allowed to any such persons, and any profit on the resale of the shares, may be deemed to be underwriting commissions or discounts under the Securities Act. Also, there are certain indemnification arrangements between us and the selling stockholders.


                                   ----------


                  The date of this prospectus is May 23, 2000.




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
                               PROSPECTUS SUMMARY

                                   OUR COMPANY

    We are a leading vertically integrated manufacturer, retailer and wholesaler of made-to-order upholstered furniture and accessories. At December 26, 1999, we operated 91 total furniture showrooms, 79 showrooms under the Krause's brand name and 12 showrooms under the Castro Convertibles brand name. These showrooms are located in 12 states, with 54 in California and in the New York City metropolitan area, including New York, New Jersey and Connecticut. Customers can choose from more than 60 styles and 40 sizes of sofas, incliners, recliners, sectionals, sofabeds and chairs, which they can customize with 800 fabrics and 50 leathers. We believe that we have developed a reputation for delivering high quality, custom-crafted furniture at prices comparable to those of mass-produced sold-as-shown furniture. In recent periods, we have undergone significant changes, raising substantial new capital, hiring a new management team with extensive expertise in retailing, and changing our business strategy from a factory-direct orientation to a retail-oriented, fashion conscious approach.

    We were incorporated in Delaware in 1992. Our executive offices are located at 200 North Berry Street, Brea, California 92821-3903. Our telephone number is 714-990-3100 and our facsimile number is 714-990-3561.

                                EXPLANATORY NOTE

      On January 4, 2000, we changed the ending date of our fiscal year. The fiscal year previously ended on the Sunday closest to January 31. It now ends on the Sunday closest to December 25. As a result, the most recent annual financial results of the company described in this prospectus are reported for the 47-week period ended December 26, 1999, which is the transition period to the new fiscal year-end. The previous fiscal year ended on January 31, 1999.

                           FORWARD-LOOKING STATEMENTS


     Some of the statements under "Summary," "Risk Factors," and elsewhere in this prospectus constitute forward-looking statements within the meaning of the Private Securities Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These statements include those related to our plans for sales through e-commerce and business-to-business channels; those related to management's strategy for opening new stores, remodeling existing stores and improving our marketing approach; and those related to our management's expectation that we will achieve profitability. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology.


        We urge readers to consider the factors described under the heading Risk Factors. Those risks and the other economic, competitive and other factors noted elsewhere in this prospectus and in our recent filings with the Securities and Exchange Commission, including our Form 10-K, constitute cautionary statements that identify risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor anyone else assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.



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
                                  RISK FACTORS

     In addition to the other information we provide in this prospectus, you should carefully consider the following risks before deciding whether to invest in our common stock and risks outlined in documents incorporated by reference. These are not the only risks we face. Some risks are not yet known to us and there are others we do not currently believe are material but could later turn out to be so. All of these could hurt our business. The trading price of our common stock could decline because of general market conditions or because any or all of these risks come to pass and you could lose all or part of your investment. In evaluating the risks of investing in us, you should also evaluate the other information set forth in this prospectus, including our financial statements.

WE HAVE ACCUMULATED DEFICITS AND A HISTORY OF LOSSES FROM OPERATIONS.

    We have reported losses from operations in each of the past five years and had an accumulated deficit of $56.4 million at December 26, 1999. If losses from operations continue, they could adversely affect the market price for the common stock and our ability to maintain existing financing and obtain new financing. We may not be able to achieve profitability in the future.

WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE AND OUR ABILITY TO OBTAIN ADDITIONAL CAPITAL IS CURRENTLY RESTRICTED.

    We believe that borrowings under our Revolving Credit Facility, the proceeds from our recently completed $19 million Series A Convertible Preferred Stock private placement and internally generated funds will be sufficient to fund our requirements for working capital, capital expenditures, and e-commerce strategy development and deployment through the end of fiscal 2000. We may need to raise additional funds to finance our expansion program and e-commerce strategy through either debt or equity financing, and we cannot ensure that our financial performance will generate sufficient funds. Beginning in fiscal 2001, we will require funds to begin making required principal payments on our subordinated debt.

    Our existing secured revolving credit facility provides for borrowings of up to $15 million. This credit facility is subject to maturity in March 2002 and imposes borrowing base limitations. The limitations imposed by this credit facility include requiring us to maintain financial covenants for adjusted net worth and working capital and restricts us from incurring future additional indebtedness from third parties. Consequently, if we need any significant additional infusion of capital, we may have to issue additional equity. Such additional capital, if raised, would likely dilute the interest of our stockholders. Substantially all of our assets are pledged as collateral for repayment of existing indebtedness. Our collateral pledge may make it more difficult for us to obtain additional financing on advantageous terms, if at all.

OUR HIGH LEVEL OF DEBT AND DEBT SERVICE REQUIREMENTS MAY HAVE AN ADVERSE EFFECT ON OUR FUTURE OPERATIONS.

    At December 26, 1999, we had $ 23.3 million of long-term debt and had a negative tangible net worth (stockholders' equity less intangible assets) of $8.8 million. For the forty-seven week transition period ended December 26, 1999, earnings before interest, taxes, depreciation and amortization were negative $4.1 million. A high percentage of our operating expenses are relatively fixed, including approximately $1.7 million per month in lease payments.

    Our high level of debt and debt service requirements will have several important effects on our future operations, including the following:



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
        - we will need to devote significant cash to service debt, which will reduce funds available for operations and future business opportunities and increase our vulnerability to adverse economic and industry conditions and competition;

        - our leveraged position will increase our vulnerability to competitive pressures;


        - the financial covenants and other restrictions contained in agreements relating to our indebtedness will require us to meet certain performance tests that increase over time and will restrict our ability to borrow additional funds, to dispose of assets, to issue additional equity or to pay cash dividends on or repurchase common stock; and


        - funds available for working capital, capital expenditures, acquisitions and general corporate purposes will be limited.

    Any default under the documents governing our indebtedness could have a significant adverse effect on the market value of the common stock.

WE CANNOT ASSURE SUCCESSFUL IMPLEMENTATION OF BUSINESS STRATEGIES.

    Our near-term business strategies include:

        - revamping marketing and sales promotion with the goal of better defining our market niche and differentiating us from our competitors;

        - developing new products, which will accomplish a freshening of inventories and see the introduction of a number of new styles, designed to increase customer appeal;

        -       enhancing and leveraging the strength of our brand names;

        - opening approximately 16 to 20 showrooms per year for the foreseeable future; and

        -       developing and implementing a successful e-commerce strategy.

    Our inability to achieve any of these goals could have a material adverse effect on our business, financial condition, and results of operations as well as the market value of our common stock.

    Certain internal and external factors directly affect our business, including the availability of suitable showroom locations in existing and new markets; the availability of financing for expansion; the rapid rate of change in the world wide web and the number of new web sites offering furniture for sale; and general economic conditions, including employment levels, business conditions, interest rates and tax rates in our market areas. While we believe that current economic conditions favor growth in the markets we serve, various factors, including those listed above, could reduce sales or increase operating expenses. These various factors may adversely affect our business in the future or may prevent us from successfully implementing our business strategies.

WE MAY NOT SUCCEED IN EXPANDING OUR BUSINESS ONTO THE INTERNET AND INTO BUSINESS-TO-BUSINESS SALES CHANNELS.

    We lack experience in electronic commerce and business-to-business sales. As a result we may encounter unexpected difficulties and expenses in expanding our business into those areas. In addition, consumers may not shift a significant amount of their home furnishings purchases from conventional retail locations to the internet. If a market for home furnishings does not develop on the internet we will not achieve the expected benefits of our e-commerce initiative.

WE DEPEND UPON OUR CHIEF EXECUTIVE OFFICER AND OTHER KEY PERSONNEL AND COULD BE ADVERSELY AFFECTED BY THE LOSS OF THEIR SERVICES.

    Our future performance will depend to a large extent upon the efforts of Philip M. Hawley and other members of our executive management team. The loss of the services of Mr. Hawley or other key members of the team could have an adverse effect on us. We have an Employment Agreement with Mr. Hawley, pursuant to which we have agreed to employ Mr. Hawley for a term ending on January 28, 2001.

OUR QUARTERLY RESULTS ARE SUBJECT TO POTENTIAL FLUCTUATIONS.

    Because we sell most of our products on a made-to-order basis with a two-to-four week delivery cycle, we typically operate with about 30 days of backlog. As a result, quarterly sales and operating results generally depend on the volume and timing of orders and our ability to fulfill orders within a quarter, which are difficult to forecast. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall of demand for our products in relation to our expectations would have an immediate adverse impact on our business, operating results and financial condition. In addition, we plan to increase certain cash expenditures in connection with the development and implementation of our e-commerce strategy. If these expenditures precede or are not subsequently followed by increased revenues, our business, operating results and financial condition will suffer material harm. In addition, a variety of factors that we cannot control affect our operating results, including consumer tastes, housing activity, interest rates, credit availability and general economic conditions in our selected market. It is likely that in some future quarter our operating results will be below the expectations of public market analysts and investors. If that happens, the price of our common stock would likely fall.

WE DEPEND ON SUPPLIERS OF RAW MATERIALS AND CERTAIN MANUFACTURED PRODUCTS.

    We obtain our raw materials and some manufactured products from various outside sources. Generally we have had no difficulty obtaining them. However, we depend on the continued supply from relatively few suppliers of certain products, components and raw materials, including fabrics, leather, foam, and sleeper and motion mechanisms. Specifically, our 10 largest suppliers accounted for approximately 60.0% of our aggregate purchases of raw materials in the 47-week transition period ended December 26, 1999. During the 47-week transition period ended December 26, 1999, approximately 32.8% of these aggregate purchases of raw materials consist of fabric, with one supplier accounting for approximately 30.8% of the fabric purchases made by us during the period. Approximately 18.2% of these purchases consisted of leather, with one supplier accounting for approximately 31.4% of the leather purchases made by us during the period. Approximately 14.0% of these purchases consisted of wood and pre-cut wood components, with one supplier accounting for approximately 88.5% of our wood and pre-cut wood purchases during this period. We have no supply contract with these large suppliers, but instead make each purchase under a separate purchase order. Both leather and pre-cut wood components are commodities we believe we can readily obtain from alternative sources, and from time to time we have purchased them from alternative sources. If we could not develop alternative sources of supply of leather, pre-cut wood components or certain other raw materials and products when needed, or could not obtain sufficient single-source products, components and raw materials when needed, the resulting loss of production capability would harm our financial performance. Many different sources supply fabric. However fabric is subject to changing fashion and not all styles are available from every mill.

    In addition, prices of commodity raw materials fluctuate. Because raw materials make up a substantial part of our cost of goods sold, price fluctuations could materially harm our business.



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
Although we have historically absorbed gradual increases in raw material prices, we may not be able to continue to do so in the future. In addition, sharp increases in material prices are more difficult to pass through to the customer in a short period of time and may especially hurt our short-term financial performance.

SOME OF OUR COMPETITORS HAVE GREATER RESOURCES.

    The home furnishings industry is highly competitive and fragmented, and includes competition from traditional furniture retailers, department stores and discount and warehouse outlets as well as from internet retailers, most of whom do not have the expenses we have that result from maintaining retail stores. Companies that compete directly with us have greater financial and other resources than we do. We compete on a national level with Ethan Allen Inc., Levitz Furniture, Leather Center, Inc., Expressions and traditional department stores, among others. We also compete on a regional basis. In New York, New Jersey and Chicago, our primary competitor is Jennifer Convertibles, Inc., and in the Western United States our primary regional competitors include Homestead House, Inc., The Leather Factory and Norwalk Furniture Corporation (the latter of which also competes in the Midwest market). In Houston, Texas, our primary regional competitor is Star Furniture Company. Expressions, Norwalk Furniture Corporation and Ethan Allen Inc., like us, manufacture their own upholstered products and offer custom-crafted furniture similar to that we produce. Levitz Furniture primarily addresses the low to middle end "as shown" market, whereas traditional department stores typically focus on the middle to upper end "as shown" market.

THE CYCLICAL NATURE OF THE FURNITURE INDUSTRY CAN ADVERSELY AFFECT OUR EARNINGS.

    The home furnishings industry has historically followed a cyclical pattern, fluctuating significantly with general economic cycles. After economic downturns, the home furnishings industry tends to recover more slowly than the general economy. We believe that the industry is significantly influenced by economic conditions generally and particularly by consumer behavior and confidence, the level of personal discretionary spending, housing activity, interest rates and credit availability. A prolonged economic downturn would materially harm our business.

WE ARE DEPENDENT ON REGIONAL ECONOMIES.

    Our markets are concentrated in California and the New York City metropolitan area. Fifty-one percent of our sales originated in California and 15% in the New York City metropolitan area in the forty-seven week transition period ended December 26, 1999. Consequently, an economic downturn in either of those regions would likely have a disproportionately negative impact on our financial condition. We believe the economic indicator most relevant to our operations is consumer confidence. In January 1999, the consumer confidence index, as reported by the Conference Board for the Middle Atlantic Region, which includes New York, was 119.1, the index for the Pacific Region, which includes California, was 137.1, and the average index for the United States as a whole was 136.7.

WE RELY ON OUR SOLE MANUFACTURING FACILITY AND OUR COMPUTER SYSTEM, WHICH ARE LOCATED IN AN AREA PRONE TO EARTHQUAKES.

    Our sole manufacturing plant, as well as the central processing facility for the computer system that contains our business records and links the showrooms to our headquarters, is located in Southern California, an area prone to earthquakes. An earthquake or other natural disaster or work stoppage or other event affecting the normal operations of the business could seriously impair our capacity to continue our manufacturing and retail operations. While we have taken steps to implement a disaster recovery system to lessen the impact of such a disaster or other work stoppage, we cannot guarantee that we will successfully put such a system into operation.

    In addition, we are several months into the process of replacing our computer system with a new Oracle(TM) enterprise resource planning system to improve order configuration, manufacturing scheduling, distribution processes and financial reporting. If we do not replace our current computer system, or fail to promptly implement and integrate the new Oracle(TM) enterprise resource planning system, our business would suffer material harm.

WE ARE CONTROLLED BY PRINCIPAL STOCKHOLDERS, WHICH MAY DELAY OR PREVENT A CHANGE IN CONTROL.

    Our current management, directors and other principal stockholders own securities that entitle them to vote, in the aggregate, approximately 71% of the voting power of our issued and outstanding common stock. Furthermore, we have entered into an Amended and Restated Stockholders Agreement with some of our stockholders. This agreement provides, in part, that those stockholders will vote their shares in any election of directors in a manner that assures the election of directors designated by each of them. The Amended and Restated Stockholders Agreement also prohibits us from taking certain actions, such as entering into a merger, liquidation, dissolution, or entering into joint ventures, issuing new equity securities, or issuing new debt securities in excess of $200,000 without the approval of the members of the Board of Directors designated by TH Lee.Putnam Internet Partners, L.P., TH Lee Putnam Internet Parallel Partners, L.P. and General Electric Capital Corporation. It is unlikely that any other principal stockholder or group of public stockholders acting in concert would be able to influence corporate policy, particularly where the policy could have a detrimental effect on TH Lee.Putnam Internet Partners, L.P., TH Lee Putnam Internet Parallel Partners, L.P. or General Electric Capital Corporation. This concentration of voting power may delay, defer or prevent a change in control.

WE MAY BE LIMITED IN OUR USE OF OPERATING LOSS CARRYFORWARDS BECAUSE OF A CHANGE IN CONTROL.

    As of December 26, 1999, we had approximately $45 million of federal income tax net operating loss carryforwards including approximately $11 million that is currently limited by Section 382 and other provisions of the Internal Revenue Code. Also, Section 382 would further limit our use of our operating loss carryforwards if the cumulative ownership change during any three-year period exceeds 50%. As a result of transactions occurring through December 26, 1999, we experienced a cumulative ownership change of approximately 42%, as defined in
Section 382. However, after giving effect to the issuance of Series A Convertible Preferred Stock on January 18, 2000, the cumulative ownership change increased to approximately 45.9% at that date. These changes may delay, defer or prevent our use of some of the net operating loss carryforwards.

THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE DUE TO VARIOUS MARKET FACTORS.

    Our common stock began trading on the American Stock Exchange on March 31, 1998. Prior to that date our common stock traded on the Nasdaq SmallCap Market. We cannot ensure an active market for our common stock, which is generally thinly traded. The market price of our Common stock may fluctuate significantly because of factors such as:

        -   quarterly variations in operating results;

        - changes in revenue growth rates for our company as a whole or for specific geographic areas or products;

        -   earnings estimates or changes in estimates by market analysts;

        -   speculation in the press or analyst community; and

        - general market conditions or market conditions specific to particular industries.

    Further, the stock market as a whole has periods of extreme volatility that, in many cases, are unrelated to the operating performance of, or announcements concerning, the issuers of the affected securities. General market declines or volatility in the future could reduce the price of the common stock. We cannot assure you that the common stock will maintain its current market price. Short-term trading strategies of investors can have a significant effect on the price of specific securities.

WE MAY FACE DIFFICULTY MAINTAINING OUR LISTING ON THE AMERICAN STOCK EXCHANGE.


    We have traded on the American Stock Exchange or "AMEX" since March 31, 1998. During fiscal 1999, the AMEX notified us that because of our losses in the last five fiscal years we fall below the continued listing standards of the AMEX, and our continued listing is being reviewed. (We had a five-year history of losses at the time of our original listing.) The AMEX has the discretion to continue listing us or to delist us. Based on the January 2000 financing, which strengthened our general financial position, and on the improvement in our financial results since we were first admitted to listing on the AMEX, we have requested that the AMEX continue to list our shares for trading. If our common stock were to be removed from listing on the AMEX, it is possible that any alternative listing may result in a reduction in the trading price of our common stock, and our stockholders may find it harder to sell their shares.


PROVISIONS OF DELAWARE LAW AND OF OUR CHARTER MAY MAKE A CHANGE OF CONTROL MORE DIFFICULT.


    Certain provisions of our Certificate of Incorporation and of Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions could diminish the opportunities for stockholders to participate in tender offers, including tender offers at a price above the then prevailing market value of our Common Stock. These provisions may also inhibit fluctuations in the market price of our Common Stock that could result from takeover attempts. Our Certificate of Incorporation authorizes the Board of Directors to issue up to 2,666,667 shares of Preferred Stock without further stockholder approval. Issuance of preferred stock could have the effect of delaying, deterring or preventing a change in control. The issuance of additional series of preferred stock could also adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. The Board of Directors also has the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, the Board of Directors could authorize the issuance of a series of Preferred Stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends would be declared to holders of Common Stock, and the right to the redemption of such shares, together with a premium, prior to the redemption of the Common Stock, or such other preferred provisions as the Board of Directors may in their sole discretion deem appropriate. Holders of Common Stock have no redemption rights or other preferences.



    In January 2000, we designated 450,000 of our authorized shares of preferred stock as Series A Convertible Preferred Stock. Three hundred eighty thousand shares of the Series A Convertible Preferred Stock were sold to raise capital for the Company and another 24,702 shares were issued in payment of interest obligations instead of cash. We did not issue these preferred shares to discourage any takeover effort. However, the Series A Convertible Preferred Stock has features that in some circumstances could discourage a takeover. In particular, Series A Convertible Preferred Stock will be redeemable at our original issue price on any change in control, which would include a merger or sale of the corporation, and we may not merge with or be acquired by another company without the approval of holders of 66 2/3% of the Series A Convertible Preferred Stock.



    As a result of the above transaction, our Board of Directors could issue up to 2,286,667 shares of Preferred Stock without further stockholder approval.

FAILING TO MEET THE STANDARDS SPECIFIED BY GOVERNMENTAL REGULATION COULD HAVE AN ADVERSE EFFECT ON US.

    Our operations must meet federal, state and local regulatory standards in the areas of safety, health and environmental pollution and waste control. If we fail to comply with these regulations, we could face liability ranging from monetary fines and charges to injunctive actions, any of which would harm our business. Future changes in these regulations could also have a material adverse effect on us.

                                 USE OF PROCEEDS

    We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders but have agreed to bear all expenses of registration of the selling stockholders' shares under federal and state securities laws. See "Plan of Distribution."

                              SELLING STOCKHOLDERS


    The following table sets forth certain information, received through February 17, 2000, with respect to the number of shares of common stock beneficially owned to be owned after conversion of the convertible preferred stock prior to this offering, and the number of shares of common stock to be registered, by the selling stockholders named below. The information is based on information provided by or on behalf of the selling stockholders. With regard to the beneficial holdings of the selling stockholders, this information is accurate only to the extent beneficial holdings information was disclosed to us by or on behalf of the selling stockholders. The selling stockholders and holders listed in any supplement to this prospectus, and any transferors, pledgees, donees or successors to these persons, may from time to time offer and sell, pursuant to this prospectus and any subsequent prospectus supplement, any and all of these shares. Any supplement to this prospectus may contain certain additional or varied information about the selling stockholders or additional holders, and any of their transferors, pledgees, donees or successors, and the aggregate principal amount of the shares beneficially owned by each person that they are offering. This information will be obtained from the selling stockholders.


    The selling stockholders will be offering shares of common stock received on the conversion of the Series A Convertible Preferred Stock they purchased on January 19, 2000. The selling stockholders may offer all, some or none of the common stock listed below. Because the selling stockholders may offer all, some or none of the common stock, no estimate can be given as to the amount or percentage of the common stock that will be held by the selling stockholders upon termination of any of the sales. In addition, the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their convertible preferred stock or common stock since the date on which they provided the information regarding their common stock to us in transactions exempt from the registration requirements of the Securities Act of 1933, as amended.

    The shares offered by this prospectus may be offered from time to time by the selling stockholders named below:

                                                          NO. OF SHARES OF
                                                             COMMON STOCK
                                                          REGISTERED IN THIS
             SELLING STOCKHOLDER                               OFFERING
             -------------------                          ------------------
Ascend Partners, L.P........................                    295,455
Bank Insinger De Beaufort...................                    170,455
Larry Black.................................                     45,455
Branagh Revocable Trust.....................                     13,636
Matthew William Clarke......................                     90,909
Sanford J. Colen............................                     40,909
Aaron J. Colen, UTMA, CA....................                     11,364
Elyse L. Colen, UTMA, CA....................                     11,364
Sarah Keller Cox............................                     22,727
John Davies.................................                     56,818
Diamond A. Partners, L.P....................                    119,318
J. Steven Emerson...........................                    284,091

                                                          NO. OF SHARES OF
                                                             COMMON STOCK
                                                          REGISTERED IN THIS
             SELLING STOCKHOLDER                               OFFERING
             -------------------                          ------------------
Emily Fairbairn - IRA.......................                    204,545
Malcolm Fairbairn - IRA.....................                     68,182
William T. and Kathleen P. Gibson...........                     22,727
Jonathan & Nancy Glaser Family Trust .......                     90,909
Edward M. Hawley............................                      9,091
George P. Hawley............................                      9,091
Allison Booth Hawley Trust I................                    113,636
Caitlin Hale Hawley Trust I.................                    113,636
Hawley Family Trust.........................                    113,636
Maureen Erin Hawley Trust I.................                    113,636
Shannon Follen Hawley Trust I...............                    113,636
Dr. Philip Hawley, Jr.......................                     56,818
Victor F. Hawley............................                      9,091
Richard Hicks...............................                    272,727
Ian Jack....................................                     90,909
Kathryn Jergens Trust.......................                     11,364
Diane Johnson...............................                      9,091
Richard M. Keller...........................                     22,727
Stephen M. Keller...........................                     22,727
Stephen F. Keller Professional
    Corporation Defined Benefit Plan........                     68,182
Sidney Kimmel...............................                      5,682
Konopisos Family Trust Dated 12/15/80.......                     56,818
Peter Lamm..................................                     90,909
Robert London...............................                    272,727
Jeffrey S. Morgan...........................                      9,091
Jeffrey S. Morgan BSSC Master Defined
    Contribution Pension Plan...............                     19,318
The Muhl Family Trust.......................                     28,409
Pacific Security Group, Inc.................                     22,727
Permal U.S. Opportunities Ltd...............                     45,455
Pilot Holdings, L.P.........................                    227,273
Pointe Investments Capital, Ltd.............                     90,909
Pollat, Evans & Co., Inc....................                      7,955
Kevin and Erin Przybocki....................                      9,091
Charles B. Runnels, Jr......................                     28,409
Charles B. Runnels, III.....................                     28,409
G. Tyler Runnels............................                    254,545
Lord Robin Russell..........................                     11,364
Timothy Michael Wallace.....................                    113,636
Wave Enterprises, Inc.......................                     11,364
Ira Weingarten..............................                     28,409
David Weinstein.............................                     18,182
J.D. Yates..................................                     11,364
Zaxis Partners, L.P.........................                    227,273
                         TOTAL..............                  4,318,181

                              PLAN OF DISTRIBUTION

    This prospectus relates to the offer and sale from time to time by the selling stockholders of up to 4,272,726 shares of our common stock.

    The selling stockholders will act independently of Krause's Furniture, Inc. in deciding to sell their shares. We will not receive any proceeds when the selling stockholders sell their shares.

    Shares of our common stock held by the selling stockholders and covered by this prospectus and, if applicable, any prospectus supplement, may be offered and sold from time to time by the selling stockholders in one or more transactions. These transactions may involve block transactions. The selling stockholders, including their transferees, pledgees or donees or their successors, may sell the shares being offered here as follows:

        - on any of the United States securities exchanges or quotation services where the common stock is listed or quoted at the time of sale, including the American Stock Exchange where our common stock is listed;

        - in transactions otherwise than on the exchanges or services described above;

        -   in the over-the-counter market;

        - in negotiated transactions or otherwise, including an underwritten offering;

        -   in connection with short sales of our shares;

        - by pledge or by grant of a security interest in the shares to secure debts and other obligations;

        - through the writing of options, whether the options are listed on an options exchange or otherwise;

        - in connection with the writing of non-traded and exchange-traded call options or put options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

        - through the distribution of the shares by any selling stockholder to its partners, members or stockholders; or

        -   in a combination of any of the above transactions.

    In connection with the sale of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or other financial institutions may in turn engage in short sales of the common stock and deliver these securities to close out these short positions. They also may loan or pledge the common stock to broker-dealers that in turn may sell these securities.

    The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the common stock to be made directly or through agents. The selling stockholders are subject to the provisions of the Exchange Act of 1934, as amended, and the rules under it relating to stock manipulation, particularly Regulation M. They are not to engage in any transaction in violation of these provisions.

    The selling stockholders may sell their shares directly to purchasers or may use underwriters, broker-dealers or agents to sell their shares. Underwriters, broker-dealers or agents who sell the shares may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders or they may receive compensation from purchasers of the shares for whom they acted as agents or to whom they sold the shares as principal, or both. The compensation as to a particular underwriter, broker- dealer or agent will not exceed 8% of the selling price of the shares sold by the particular underwriter, broker-dealer or agent. The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of their common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Any discounts, commissions, concessions or profits received by these underwriters, broker-dealers or agents on any resale of the shares may be underwriting discounts and commissions under the Securities Act of 1933, as amended. Selling stockholders who are "underwriters" within the meaning of the Securities Act of 1933, as amended, will be subject to the prospectus delivery requirements of the Securities Act.

    Those selling stockholders identified as broker-dealers are statutory underwriters within the meaning of the Securities Act when those broker-dealers sell shares of our common stock and the stock was not acquired initially by such broker-dealers as compensation for underwriting activities.

    We will pay all fees and expenses incurred in connection with preparing and filing this prospectus and any prospectus supplement and the registration statement and any amendments to those documents. The selling stockholders will pay any brokerage commissions and similar selling expenses, if any, attributable in connection with the sale of the shares of common stock, including stock transfer taxes due or payable in connection with the sale of the shares.

    We have agreed to keep the registration statement, of which this prospectus and any subsequent prospectus supplements constitute a part, effective until all of the securities covered by this registration statement may be freely sold by the selling stockholders without registration pursuant to Rule 144(k) of the Securities Act. We cannot assure that the selling stockholders will sell all or any of the shares of common stock offered here.

    Under the securities laws of certain states, the securities may be sold in such states only through registered or licensed brokers or dealers.

    Selling stockholders may also resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended. However, to do so, they must meet the criteria and conform to the requirements of that Rule. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144A of the Securities Act, as amended, may be sold under Rule 144A rather than pursuant to this prospectus. A selling stockholder may not sell any common stock by means other than as described in this prospectus.

    We have entered into a registration rights agreement for the benefit of the selling stockholders to register their common stock under applicable federal and state securities laws under various circumstances and at various times. Under that agreement, we have agreed to indemnify the selling stockholders, and the selling stockholders have agreed to indemnify us, and each of us has agreed to indemnify other persons named or described in the registration rights agreement, in each case against various liabilities, including some liabilities arising under the Securities Act of 1933, as amended, in connection with the offer and sale of the common stock by the selling stockholders. These indemnification obligations of ours and the selling stockholders generally include obligations to indemnify any underwriter that participates in the offering or sale of the common stock by the selling stockholders and any person who controls each underwriter.


                          DESCRIPTION OF CAPITAL STOCK

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the common stock is EquiServe, L.P.

                                  LEGAL MATTERS


    The validity of the common stock offered under this prospectus will be passed upon by Morrison & Foerster LLP, Los Angeles, California.

                                     EXPERTS


    The audited financial statements and schedules incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

    We have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-3 under the Securities Act of 1933. This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement, as permitted by the rules and regulations of the SEC. This prospectus provides you with only a general description of the offered securities. Each time offered securities are to be sold, we will provide, if and so far as required, a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change any information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under this heading.

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may inspect and copy the registration statement, including exhibits, and any reports, statements or other information that we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

    The SEC allows us to "incorporate by reference" information into this prospectus and any subsequent prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. This prospectus incorporates by reference documents which are not presented in this prospectus or delivered to you with it. The information incorporated by reference is an important part of this prospectus and any subsequent prospectus supplement. Information that we file subsequently with the SEC will automatically update this prospectus and any outstanding prospectus supplements. We incorporate by reference the documents listed below and amendments to them. These documents and their amendments were previously filed with the SEC. These documents contain important information about us and our finances.


          (i) Our annual report on Form 10-K for our 47-week transition period ended December 26, 1999. This report contains the audited consolidated financial statements for us and our subsidiaries as of December 26, 1999 and January 31, 1999 and for the 47-week transition period ended December 26, 1999 and the year ended January 31, 1999 and February 1, 1998;



          (ii)  Our quarterly report on Form 10-Q dated May 5, 2000;

          (iii) Our current report on Form 8-K dated January 19, 2000; and

          (iv)  Our current report on Form 8-K dated February 4, 2000.


    We are also incorporating by reference in this prospectus and any subsequent prospectus supplement all reports and other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of this offering of common stock. These reports and documents will be incorporated by reference in and considered to be a part of this prospectus and any subsequent prospectus supplement as of the date of filing the reports and documents.

    Upon request, we will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, a copy of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to the relevant documents. We will send exhibits to these documents to you for a reasonable fee. Direct any request for copies to Judith Olson Lasker, Esq., at our corporate headquarters, located at 200 North Berry Street, Brea, California 92821-3903 (telephone number (714) 990-3100).

    Any statement contained in a document which is incorporated by reference in this prospectus or in any subsequent prospectus supplement will be modified or superseded for purposes of this prospectus or any subsequent prospectus supplement to the extent that a statement contained in this prospectus or incorporated in this prospectus or in any prospectus supplement or in any document that we file after the date of this prospectus that also is incorporated by reference in this prospectus or in any subsequent prospectus supplement modifies or supersedes the prior statement. Any modified or superseded statement shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any subsequent prospectus supplement. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference in this prospectus.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION. THE SECURITIES OFFERED IN THIS PROSPECTUS MAY ONLY BE OFFERED IN STATES WHERE THE OFFER IS PERMITTED, AND WE AND THE SELLING STOCKHOLDERS ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATES ON THE FRONT OF THOSE DOCUMENTS.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PROSPECTUS SUMMARY.............................................................1

FORWARD-LOOKING STATEMENTS.....................................................2

RISK FACTORS...................................................................3

USE OF PROCEEDS...............................................................10

SELLING STOCKHOLDERS..........................................................10

PLAN OF DISTRIBUTION..........................................................12

DESCRIPTION OF CAPITAL STOCK..................................................14

LEGAL MATTERS.................................................................15

EXPERTS.......................................................................15

WHERE YOU CAN FIND MORE INFORMATION ABOUT US..................................16

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemized list of the estimated expenses to be incurred in connection with the Offering of the securities being offered hereunder other than underwriting discounts and commissions.


                                                                             AMOUNT
                                                                           TO BE PAID
                                                                           -----------
    Registration fee...................................................    $  2,351.25
    Printing and Engraving expenses....................................         32,917
    Legal fees and expenses............................................        183,493
    Blue Sky qualification fees and expenses...........................             --
    Accounting fees and expenses.......................................         16,000
    Transfer Agent and registrar fees..................................          2,674
    Miscellaneous......................................................      62,564.75
                                                                           -----------
         Total.........................................................    $   300,000
                                                                           ===========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "DGCL") contains detailed provisions on indemnification of directors and officers against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with legal proceedings. Section 102(a)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director of the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Certificate of Incorporation of the Company eliminates the liability of each of its directors to its stockholders or the Company for monetary damages for breach of fiduciary duty to the full extent provided by the DGCL, as such law exists or may hereafter be amended.

    Indemnification applies to any threatened, pending or completed action, suit or proceeding, whether, civil, criminal, administrative or investigative. Indemnification may include all expenses (including attorneys' fees, judgments, fines, ERISA excise taxes and amounts paid in settlement) reasonably incurred by the indemnified person.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

(a) Exhibits and Financial Statement Schedules



  EXHIBIT
  NUMBER                                  DESCRIPTION
  ------                                  -----------
   5.1      Opinion of Morrison & Foerster LLP

  23.1      Consent of Arthur Andersen, LLP, Independent Public Accountants

  23.2 Consent of Morrison & Foerster LLP (included in the opinion filed herewith as Exhibit 5.1)

  24.1      Power of attorney (included on the signature page at II-4)





(b) Financial Statement Schedules

    No schedules are included because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.


ITEM 17. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (f) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brea, County of Orange, State of California, as of May 22, 2000.


                                       KRAUSE'S FURNITURE, INC.


                                       By: /s/ Robert A. Burton
                                           -------------------------------------
                                           Robert A. Burton
                                           Executive Vice President and Chief
                                           Financial Officer


                                POWER OF ATTORNEY



    The undersigned hereby constitutes and appoints Robert A. Burton and Judith
O. Lasker, and each of them, as his true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and resubstitution, for and in his stead, in any and all capacities, to sign on his behalf this Registration Statement on form S-3 in connection with the offering of common stock by Krause's Furniture, Inc. and to execute any amendments thereto (including post-effective amendments) or certificates that may be required in connection with this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys-in-fact and agents, and each of them, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, jointly or severally, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


            SIGNATURE                               TITLE                   DATE
            ---------                               -----                   ----
/s/ Phillip M. Hawley*                  Chairman of the Board and Chief     May 22, 2000
-----------------------------------     Executive Officer
       Phillip M. Hawley                (Principal Executive Officer)



/s/ Thomas M. DeLitto*                  Director and Vice Chairman of       May 22, 2000
-----------------------------------     the Board
       Thomas M. DeLitto

                                        Executive Vice President and        May 22, 2000
/s/ Robert A. Burton*                   Chief Financial Officer
-----------------------------------     (Principal Financial Officer
       Robert A. Burton                 and Principal Accounting
                                        Officer)


/s/ Kamal G. Abdelnour*
-----------------------------------     Director                            May 22, 2000
       Kamal G. Abdelnour

/s/ Jeffrey H. Coats
-----------------------------------     Director                            May 22, 2000
       Jeffrey H. Coats

/s/ Peter H. Dailey
-----------------------------------     Director                            May 22, 2000
       Peter H. Dailey

/s/ John A. Gavin*
-----------------------------------     Director                            May 22, 2000
       John A. Gavin

/s/ George Hashbarger
-----------------------------------     Director                            May 22, 2000
       George Hashbarger

* By attorney-in-fact

                                  EXHIBIT INDEX


EXHIBIT NUMBER                            DESCRIPTION
--------------                            -----------
     5.1               Opinion of Morrison & Foerster LLP

    23.1               Consent of Arthur Andersen, LLP, Independent Public
                       Accountants

    23.2 Consent of Morrison & Foerster LLP (included in the opinion filed herewith as Exhibit 5.1)

    24.1 Power of attorney (included on the signature page at II-4)